HAWKINS, DELAFIELD & WOOD
                               One Gateway Center
                          Newark, New Jersey 07102-5311



                                  March 9, 2001

First Investors Management Company, Inc.
95 Wall Street
New York, New York 10005-4297

            Re:   First Investors Multi-State Insured
                  Tax Free Fund (New Jersey Fund)
                  -------------------------------

Gentlemen:

      We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 26 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund (New Jersey Fund) and the related Prospectus and Statement of Additional Information.

                                Very truly yours,

                                /s/ Hawkins, Delafield & Wood

                                Hawkins, Delafield & Wood